Exhibit 99.1

Vivos Therapeutics Announces Key Collaboration Agreement with Multi-Location Florida Cardiology Group to Extend Much Needed Sleep Apnea and Insomnia Diagnosis and Treatment to Cardiovascular Patients

LITTLETON, Colo., June 10, 2026 - Vivos Therapeutics, Inc. (“Vivos” or the “Company”) (NASDAQ: VVOS), a leading medical device and healthcare services company focused on the treatment of breathing-related sleep disorders and associated chronic health conditions, including obstructive sleep apnea (“OSA”) and insomnia, today announced that it has entered into a collaboration agreement with South Palm Cardiovascular Associates, LLC (“SPCVA”), a growing Florida-based cardiology practice with approximately 30,000 patients of record, to support the formation and operation of AIM Florida, LLC (“AIM Florida”), a physician-aligned management services organization intended to expand access to integrated diagnostic and therapeutic clinical treatment services for cardiovascular disease (“CVD”) patients in Florida who also suffer from OSA and insomnia.

R. Kirk Huntsman, Chairman and Chief Executive Officer of Vivos said, “We believe this key collaboration agreement with SPCVA represents a unique and highly profitable model for creating additional such relationships across multiple medical specialties throughout the country. It is based on our current successful model that we have established as a result of our 2025 acquisition of Sleep Centers of Nevada. The key difference here is that we are partnering directly with the medical community without incurring the significant capital outlays required in an acquisition. By creating a true collaboration with fully aligned interests, all parties expect to raise the standard of care for patients who suffer from both OSA and CVD. By aligning our technology and services platform with an experienced Florida cardiology group, we believe AIM Florida can create a scalable, compliant model for expanding access to comprehensive sleep and breathing health solutions throughout the state of Florida, and eventually to the more than 2,500 similar cardiology groups throughout the country.”

The collaboration will address the key concerns that SPCVA cardiologists have experienced with patients who have some form of CVD along with OSA. Obstructive sleep apnea is independently associated with an increased risk of cardiovascular events and all-cause mortality, particularly among patients with moderate-to-severe disease. Moreover, SPCVA cardiologists report that obtaining timely diagnosis and treatment for these patients has been a longstanding concern, consistent with a recognized national shortage of board-certified sleep medicine specialists. Vivos expects to hold not less than 80% of the membership interests in AIM Florida, with SPCVA holding up to 20%, subject to definitive documentation and applicable regulatory requirements. SPCVA is owned by board-certified cardiologists operating a multi-location private cardiology practice in Florida. The parties intend for the collaboration to initially focus on patients in the Palm Beach County, Florida market, with the goal of helping identify, diagnose and support treatment of OSA and other sleep-disordered breathing conditions that are often associated with serious cardiometabolic and chronic health conditions.

Based on its experience in Las Vegas, Vivos believes the AIM Florida model, when fully established, will contribute to the Company’s cash flow and profitability. The operating plan calls for the initial establishment of one fully staffed Sleep Optimization Team capable of serving roughly 250 patients per month and generating in excess of $6,000,000 per year with contribution margins approaching 50% once fully deployed. Additional teams can be added to meet the expected growing demand over time. SPCVA physicians have expressed a desire to assist AIM Florida in expanding to other Florida communities and among other cardiology and specialty medical practices. The Company expects that collaborations with additional physician groups and sleep healthcare providers can help broaden patient access to diagnostics and treatment while supporting Vivos’ long-term commercial growth strategy.

The collaboration is intended to operate in compliance with applicable federal and state healthcare laws, including the federal Anti-Kickback Statute, physician self-referral rules to the extent applicable, and Florida healthcare regulatory requirements. Under the Agreement, all clinical decisions, patient care protocols, supervision of licensed providers and referral decisions will remain exclusively within the authority of licensed healthcare professionals and will not be directed, controlled or incentivized by Vivos, AIM Florida, SPCVA or any other non-clinical party.

The parties anticipate negotiating and executing definitive agreements and related ancillary documents, including management services agreements with affiliated clinical entities. Until then, there can be no assurance that the contemplated definitive agreements will be completed on the expected timeline or at all, and even if completed, that the terms therein would be construed as favorable to the Company, that AIM Florida will be formed or commence operations as anticipated, or that the collaboration will generate any particular revenue, cash flow or other operating results.

This press release is being issued for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any securities offering, if undertaken, will be made only pursuant to applicable securities laws and definitive offering documents.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology and healthcare services company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ devices have been cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA and moderate-to-severe OSA in children ages 6 to 17. Vivos’ groundbreaking Complete Airway Repositioning and Expansion (CARE) devices are the only FDA 510(k) cleared technology for treating severe OSA in adults and the first to receive clearance for treating moderate to severe OSA in children.

OSA affects over 1 billion people worldwide, yet 80% or more remain undiagnosed and unaware of their condition. This chronic disorder is not just a sleep issue - it is closely linked to many serious chronic health conditions. While the medical community has made strides in treating sleep disorders, breathing and sleep health remain areas that are still not fully understood. As a result, legacy OSA treatments like CPAP are often mechanistic and fail to address the root causes of OSA.

Founded in 2016 and based in Littleton, Colorado, Vivos is working to change this. Through innovative technology, education, and acquisitions of, or commercial collaborations with, sleep healthcare providers, Vivos is empowering healthcare providers to address the complex needs of OSA patients more thoroughly.

Vivos calls the use of its appliances and protocols to treat OSA The Vivos Method, which offers a proprietary, clinically effective solution that is nonsurgical, noninvasive, and nonpharmaceutical, providing hope to allow patients to Breathe New Life.

For more information, visit www.vivos.com.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s collaboration agreement with SPCVA and the contemplated formation, capitalization, governance and operation of AIM Florida; the Company’s expected ownership of not less than 80% of the membership interests in AIM Florida, with SPCVA holding up to 20%; the negotiation and execution of definitive agreements and related ancillary documents, including management services agreements with affiliated clinical entities; the anticipated scope, scalability and regulatory compliance of the collaboration’s clinical and management services model; the expected establishment of one or more Sleep Optimization Teams and their anticipated revenue-generating capacity and contribution margins; the potential expansion of the model to additional patients, communities, medical specialties and physician groups within Florida and nationally; and the expected strategic, operational and financial benefits of the collaboration, including its anticipated contribution to the Company’s cash flow, profitability and long-term commercial growth strategy.

These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, without limitation: the risk that Vivos and SPCVA may be unable to finalize definitive agreements or ancillary documents on acceptable terms, in a timely manner or at all; the risk that AIM Florida may not be formed, capitalized, governed or operated as contemplated; the risk that Vivos may be unable to benefit fully or at all from the collaboration, even if the contemplated arrangements are consummated; the risk that the Company’s collaboration model, management services arrangements or related clinical entities may not operate as expected or may be subject to regulatory, compliance, reimbursement or operational challenges; the risk that the AIM Florida model does not achieve the anticipated revenue, contribution margins or profitability, or does not scale to additional patients, communities or physician groups; the risk that Vivos may be unable to implement revenue, sales and marketing strategies and other strategies that increase revenues; the risk that some patients may not achieve the desired results from using Vivos products; risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; the Company’s ability to access capital on acceptable terms or at all, and to maintain its Nasdaq listing, including due to any deficiency in its stockholders’ equity; and general economic, market and interest rate conditions.

Actual results may differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, when filed, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which may be obtained free of charge at https://vivos.com/investors/sec-filings/. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release.

Vivos Investor Relations and Media Contact:

Jennifer Hauser

Investor Relations Contact

investors@vivoslife.com